POWER OF ATTORNEY

(Beneficial Ownership Reports)

      The undersigned hereby:

      (i) constitutes and appoints any director or

officer, now or hereafter serving, of  Symmetry Holdings

Inc. (the "Company"), with full power of substitution and

resubstitution (the "Attorney-in-Fact,"), to be the

undersigned's true and lawful representative, agent, proxy

and attorney-in-fact, for him or her and in his or her name,

place and stead, in any and all capacities, to:

  (a) prepare, act on, execute, acknowledge,

publish (including website posting) and deliver to and file

with the Securities and Exchange Commission, any and all

national securities exchanges and the Company the following

Forms with respect to securities of the Company, including

those which are or may be deemed to be beneficially owned

or held by the undersigned:

      (1) Forms ID, 3, 4, 5 and 144 (including any

and all amendments thereto) under the Securities Exchange

Act of 1934, as amended (the "Exchange Act"), the

Securities Act of 1933, as amended (the "Securities Act"),

and the rules and regulations thereunder; and

      (2) any successor Form or any related document

(including the Update Passphrase Acknowledgment); and

      (b) request and obtain from any and all third

parties, including brokers, employee benefit plan

administrators and trustees, any and all information with

respect to ownership and holding of and transactions in

securities of the Company and to use and disclose such

information, in each case as necessary, appropriate,

convenient or expedient in connection with the foregoing; and

      (ii) authorizes any and all such third parties

to provide and disclose such information to the

Attorney-in-Fact or his agents;

      (iii) grants to the Attorney-in-Fact the full

right, power and authority to do any and all such things

and take any and all such actions which may be necessary,

convenient, expedient or appropriate in connection with

the foregoing, as fully for all intents and purposes as

he or she might or could do or take; and

      (iv) approves, ratifies and confirms all that

the Attorney-in-Fact may lawfully do or cause to be done

by virtue hereof.

      The undersigned hereby agrees:

      (i) that the Attorney-in-Fact may rely on

information provided or disclosed orally or in writing

by or on behalf of the undersigned or such third parties

without independent verification thereof;

      (ii) to indemnify and hold harmless the

Company and the Attorney-in-Fact against any and all

losses, claims, proceedings, damages and liabilities

that arise out of or are based upon any actual or

alleged omission or misstatement of facts in such

information;

      (iii)  to reimburse the Company and the

Attorney-in-Fact for any and all legal or other

expenses reasonably incurred in connection with

investigating, mitigating, responding to or

defending against any such loss, claim, proceeding,

damage or liability (including providing documents

and testimony); and

      (iv) that neither the Company nor

the Attorney-in-Fact assumes (a) any responsibility

for the compliance by the undersigned with the

requirements of the Acts mentioned above or

the rules or regulations thereunder,

(b) any liability for any failure to comply

with such requirements or (c) any liability

for profit disgorgement or other losses,

damages or penalties due to any violation

of the Acts mentioned above or the rules

or regulations thereunder.

      The validity of this Power of Attorney

shall not be affected in any manner by reason

of (i) the execution, at any time, of other

powers of attorney by the undersigned in

favor of persons other than those named

herein or (ii) the death, disability or

incompetence of the undersigned.

      This Power of Attorney shall remain

in effect as long as the undersigned remains

a director or officer of the Company, unless

it is revoked as described in the next sentence.

 This Power of Attorney may be revoked only

by written notice to the Chief Executive

Officer, President, Treasurer or Secretary of

the Company, delivered personally or by

registered mail or certified mail, return

receipt requested.  No such revocation shall

be effective as to the Attorney-in-Fact

until such notice of revocation shall have

been actually received and read by him or her.

  All third parties may deal with the

Attorney-in-Fact as if such Attorney-in-Fact

was the undersigned, without undertaking

or having any duty to undertake any

investigation as to whether this Power

of Attorney has been revoked or otherwise

becomes invalid.

      The undersigned acknowledges that

it is his or her responsibility to pre-clear

with the counsel to the Company all proposed

transactions in securities of the Company

and that this Power of Attorney does not

relieve the undersigned from any

responsibility for compliance with the

obligations of the undersigned under the

Exchange Act, including the reporting

requirements under Section 16 of the

Exchange Act.

      IN WITNESS WHEREOF, the undersigned

has executed this Power of Attorney as

of this 2nd day of August, 2006.

Signature: /s/Corrado De Gasperis

  Name: Corrado De Gasperis